CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statement of Freshstart Venture Capital Corp. on Form N-5 of our report dated July 27, 1995 on our examinations for the years ended May 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts".


/s/ MICHAEL C. FINKELSTEIN
    ----------------------
    MICHAEL C. FINKELSTEIN
    Certified Public Accountant
    New York, New York
    March 28, 1996